As filed with the Securities and Exchange Commission on March 29, 2007

Registration No. 333-103107

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2

TO

FORM S-8

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

THE THAXTON GROUP, INC.

(Exact Name of Registrant as Specified in its Charter)

South Carolina	6141	57-0669498
(State of Incorporation)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

1601 Pageland Highway

Lancaster, South Carolina 29720

(803) 285-4337

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

The Thaxton Group, Inc. Employee Savings Plan

(Full Title of Plan)

Robert R. Dunn

President, Chief Executive Officer and Chief Restructuring Officer

The Thaxton Group, Inc.

1601 Pageland Highway

Lancaster, South Carolina 29720

(803) 416-5146

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copy to:

Gus M. Dixon

Nelson Mullins Riley & Scarborough, LLP

P.O. Box 11070

Columbia, South Carolina 29211-1070

(803) 255-9491

DEREGISTRATION OF SECURITIES

The Registration Statement on Form S-8 (Registration No. 333-103107) of The Thaxton Group, Inc. (the “Company”), pertaining to The Thaxton Group, Inc. Employee Savings Plan (the “Employee Savings Plan”), to which this Post-Effective Amendment No. 2 relates, was originally filed with the Securities and Exchange Commission on February 11, 2003, and amended, by Post-Effective Amendment No. 1 filed April 7, 2003.

The Company stopped employees from further contributing to the Employee Savings Plan on September 29, 2003. On October 17, 2003, the Company and most of its subsidiaries filed a voluntary petition for relief under Chapter 11 of Title 11 of the United States Code in the United States Bankruptcy Court for the District of Delaware.

This Post-Effective Amendment No. 2 is being filed with the Securities and Exchange Commission to remove from registration all remaining securities registered under the Registration Statement that were not sold.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Post-Effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on March 29, 2007.

THE THAXTON GROUP, INC.

/s/ Robert R. Dunn
Robert R. Dunn
President, Chief Executive Officer and Chief
Restructuring Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 2 to the Registration Statement has been signed by the following persons in the capacities indicated on March 29, 2007.

Signature	Title

/s/ Robert R. Dunn Robert R. Dunn	President, Chief Executive Officer, Chief Restructuring Officer and Director – Principal Executive Officer

/s/ Dan Cassaw Dan Cassaw	Vice President, Secretary and Treasurer – Principal Financial and Accounting Officer

/s/ Larry W. Singleton Larry W. Singleton	Director

/s/ John E. Haas John E. Haas	Director